Exhibit 10.18

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into as of _____________, by and between ReserveOne Holdings, Inc., a Delaware corporation (the “Company”), and ______________ (“Indemnitee”).

WHEREAS, the adoption of the Sarbanes-Oxley Act of 2002 and other laws, rules and regulations being promulgated have increased the potential for liability of officers and directors;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the ability to attract and retain such persons is in the best interests of the Company’s stockholders;

WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify such persons to the fullest extent permitted by applicable law so that such persons will serve or continue to serve the Company free from undue concern that they will not be adequately indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of Article IX of the Bylaws of the Company (the “Bylaws”), and Article VIII of the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and any resolutions adopted pursuant thereto and shall neither be deemed to be a substitute therefor nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee is willing to serve on behalf of the Company on the condition that Indemnitee be indemnified according to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Change in Control” means a change in control of the Company occurring after the date hereof of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), whether or not the Company is then subject to such reporting requirement; provided however that, without limitation, such a Change in Control shall be deemed to have occurred if after the date hereof (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act), other than a person who is an officer or director of the Company on the date hereof (and any of such person’s affiliates), is or becomes “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest, (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which (A) members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter or (B) the voting securities of the Company outstanding immediately prior to such transaction do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such transaction with the power to elect at least a majority of the board of directors or other governing body of such surviving entity, or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board.

1.2 “Claim” means (a) any threatened, pending or completed Proceeding; or (b) any inquiry, hearing or investigation that Indemnitee determines might lead to the institution of any such Proceeding.

1.3 “Corporate Status” means the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company. In addition, service at the actual request of the Company, for purposes of this Agreement, Indemnitee shall be deemed to be serving or to have served at the request of the Company as a director, officer, employee, agent or fiduciary of any other enterprise if Indemnitee is or was serving as a director, officer, employee, agent or fiduciary of such enterprise and (i) such enterprise is or at the time of such service was an affiliate of the Company, (ii) such enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or an affiliate of the Company, or (iii) the Company or an affiliate of the Company directly or indirectly caused Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.

1.4 “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

1.5 “Expenses” means all expenses, including attorneys’ and experts’ fees, retainers, court costs (including trial and appeals), transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other disbursements or expenses incurred in connection with investigating, prosecuting, defending, preparing to prosecute or defend, appealing, preparing to appeal, investigating, or being or preparing to be a witness in a Proceeding. Expenses also shall include (a) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any appeal bond or its equivalent, (b) Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, and (c) damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be deemed to be reasonable.

1.6 “Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the Corporate Status of Indemnitee or by reason of an action or inaction by Indemnitee relating to his Corporate Status (whether or not serving in such capacity at the time any Expense is incurred for which indemnification can be provided under this Agreement).

1.7 “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any other matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Except as provided in the first sentence of Section 9.3 hereof, Independent Counsel shall be selected by (i) the Disinterested Directors, (ii) a committee of the Board consisting of two (2) or more Disinterested Directors, or if (i) and (ii) above are not possible, then by a majority of the full Board.

1.8 “Proceeding” means any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether conducted by or on behalf of the Company or any other party, whether civil, criminal, administrative or investigative.

2. Services by Indemnitee. Indemnitee agrees to serve as a director, officer or employee of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law).

3. Indemnification - General. The Company shall indemnify and advance Expenses to, Indemnitee as provided in this Agreement to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as any amendment to or interpretation of applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

4. Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Agreement if, by reason of an Indemnifiable Event, Indemnitee is, was or is threatened to be made, a party to or participant in, or threatened to be made a party to or participant in, any threatened, pending or completed Claim or Proceeding, including without limitation Claims in which Indemnitee is solely a witness. Pursuant to this Agreement, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee or on behalf of Indemnitee in connection with any such Claim or Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

5. Claim by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Agreement if, by reason of an Indemnifiable Event, Indemnitee is, was or is threatened to be made, a party to or participant in, or threatened to be made a party to or participant in, any threatened, pending or completed Claim brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Agreement, Indemnitee shall be indemnified against amounts paid in settlement and Expenses incurred by Indemnitee or on behalf of Indemnitee in connection with the defense or settlement of any such Claim if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, no indemnification under this Section shall be made in respect of (i) a threatened or pending Claim which is settled or otherwise disposed of or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such Claim shall have been brought, was brought or is pending, shall determine, upon application, that Indemnitee is fairly and reasonably entitled to indemnity for such portion of the settlement amount and as the court deems proper.

6. Indemnification for Expenses of Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of an Indemnifiable Event, a party to any Claim, Indemnitee shall be indemnified against all Expenses (and, when eligible hereunder, amounts paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection therewith. If Indemnitee is not entitled hereunder to indemnification as to one (1) or more but less than all claims, issues or matters in such Claim, the Company shall indemnify Indemnitee against all Expenses (and, when eligible hereunder, amount paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Expenses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

7. Indemnification for Expenses as a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of an Indemnifiable Event, a witness in any Claim, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee or on behalf of Indemnitee in connection therewith.

8. Advancement of Expenses and Other Amounts. The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Claim within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Claim. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an agreement by or on behalf of Indemnitee to repay any Expenses if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such. In connection with any request for advancement of Expenses, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege.

9. Procedure for Determination of Entitlement to Indemnification.

9.1 To obtain indemnification under this Agreement in connection with any Claim, and for the duration thereof, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of any such request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

9.2 Upon written request by Indemnitee for indemnification pursuant to Section 9.1 hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in such case: (i) if a Change in Control shall have occurred, by Independent Counsel (unless Indemnitee shall request that such determination be made by the Board or the stockholders, in which case in the manner provided for in clauses (ii) or (iii) of this Section 9.2) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, (ii) if a Change in Control shall not have occurred, at the election of the Company, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors, (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable, by a majority of a committee of the Board consisting of two (2) or more Disinterested Directors, (C) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) by the stockholders of the Company, by a majority vote of a quorum consisting of stockholders who are not parties to the Claim, or if no such quorum is obtainable, by a majority vote of stockholders who are not parties to such Claim, or (iii) as provided in Section 10.2 of this Agreement. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

9.3 If a Change in Control shall have occurred, Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee (or the Board, as the case may be) shall give written notice to the other party advising it of the identity of Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 9.1 hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction, for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 9.2 hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its actions pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 9.3 regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement date of any judicial proceeding pursuant to Section 11.1(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

10. Presumptions and Effects of Certain Claims.

10.1 In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9.1 of this Agreement, and the Company shall have the burden of proof to overcome that presumption by clear and convincing evidence in connection with the making by any person, persons or entity of any determination contrary to that presumption.

10.2 If the person, persons or entity empowered or selected under Section 9 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) prohibition of such indemnification under applicable law; provided however that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith require(s) such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, however, that the foregoing provisions of this Section 10.2 shall not apply (x) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 9.2 of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat or (y) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9.2 of this Agreement. In connection with each meeting at which a stockholder determination will be made, the Company shall solicit proxies that expressly include a proposal to indemnify or reimburse Indemnitee. The Company shall afford Indemnitee ample opportunity to present evidence of the facts upon which Indemnitee relies for indemnification in any Company proxy statement relating to such stockholder determination. Subject to the fiduciary duties of its members under applicable law, the Board will not recommend against indemnification or reimbursement in any proxy statement relating to the proposal to indemnify or reimburse Indemnitee.

10.3 The termination of any Claim or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

10.4 Reliance as Safe Harbor. For purposes of this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe Indemnitee’s conduct was unlawful, if Indemnitee’s action is based on (i) the records or books of account of the Company, or another enterprise, including financial statements, (ii) information supplied to Indemnitee by the officers of the Company or another enterprise in the course of their duties, (iii) the advice of legal counsel for the Company or another enterprise, (iv) or of an independent certified public accountant or an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent. The provisions of this Section shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth herein. Whether or not the foregoing provisions of this Section 10.4 are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe Indemnitee’s conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

11. Remedies of Indemnitee.

11.1 In the event that (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) the determination of indemnification is to be made by Independent Counsel pursuant to Section 9.2 of this Agreement and such determination shall not have been made and delivered in a written opinion within sixty (60) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 7 of this Agreement within thirty (30) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 9 or Section 10 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of New York, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advancement of Expenses. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

11.2 In the event that a determination shall have been made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

11.3 If a determination shall have been made or deemed to have been made pursuant to Section 9 or Section 10 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) prohibition of such indemnification under applicable law.

11.4 The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

11.5 In the event that Indemnitee, pursuant to this Section, seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement or any other agreement, including any other indemnification, contribution or advancement agreement, or any provision of the Certificate of Incorporation or the Bylaws now or hereafter in effect, or for recovery under directors’ and officers’ liability insurance policies maintained by the Company, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the kinds described in the definition of Expenses) incurred by Indemnitee in such judicial adjudication, but only if Indemnitee prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive less than all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated. In addition, the Company shall, if so requested by Indemnitee, advance the foregoing Expenses to Indemnitee, subject to and in accordance with Section 8.

12. Procedure Regarding Indemnification. With respect to any Claims, Indemnitee, prior to taking any action with respect to such Claim, shall consult with the Company as to the procedure to be followed in defending, settling, or compromising the Claim and may not consent to any settlement or compromise of the Claim without the written consent of the Company (which consent may not be unreasonably withheld or delayed). The Company shall be entitled to participate in defending, settling or compromising any Claim and to assume the defense of such Claim with counsel of its choice and shall assume such defense if requested by Indemnitee. Notwithstanding the election by, or obligation of, the Company to assume the defense of a Claim, Indemnitee shall have the right to participate in the defense of such Claim and to employ counsel of Indemnitee’s choice, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless (i) the employment of such counsel has been authorized in writing by the Company or (ii) Indemnitee has reasonably concluded that there may be defenses available to Indemnitee which are different from or additional to those available to the Company (in which latter case the Company shall not have the right to direct the defense of such Claim on behalf of Indemnitee), in either of which events the fees and expenses of not more than one (1) additional firm of attorneys selected by Indemnitee shall be borne by the Company. If the Company assumes the defense of a Claim, then counsel for the Company and Indemnitee shall keep Indemnitee reasonably informed of the status of the Claim and promptly send to Indemnitee copies of all documents filed or produced in the Claim, and the Company shall not compromise or settle any such Claim without the written consent of Indemnitee (which consent may not be unreasonably withheld or delayed) if the relief provided shall be other than monetary damages and shall promptly notify Indemnitee of any settlement and the amount thereof.

13. Non-Exclusivity; Survival of Rights; Insurance; Subrogation; Contribution.

13.1 The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation or the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise (each, an “Other Indemnity Provision”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any law, Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee in respect of an Indemnifiable Event prior to such amendment, alteration or repeal, to the extent such amendment, alteration or repeal would diminish Indemnitee’s right to indemnification or advancement of Expenses hereunder. The Company will not adopt any amendment to its Certificate of Incorporation or Bylaws the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement.

13.2 [The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by CC Capital Partners, LLC and certain of its affiliates (collectively, the “CC Capital Indemnitors”). The Company hereby agrees (i) that, as between the Company and the CC Capital Indemnitors, the Company is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the CC Capital Indemnitors to advance Expenses or to provide indemnification for the same Expenses or liabilities incurred by Indemnitee are secondary), (ii) that the Company shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation or Bylaws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the CC Capital Indemnitors, and, (iii) that the Company irrevocably waives, relinquishes and releases the CC Capital Indemnitors from any and all claims against the CC Capital Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the CC Capital Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the CC Capital Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the CC Capital Indemnitors are express third party beneficiaries of the terms of this Section 13.2.]1

13.3 For the duration of Indemnitee’s service as an officer of the Company, and thereafter for so long as Indemnitee shall be subject to any possible Claim relating to an Indemnifiable Event, the Company shall use commercially reasonable efforts to obtain and maintain in effect policies of directors’ and officers’ liability insurance (“D&O Insurance”) providing coverage in reasonable amounts from established and reputable insurers. In all policies of D&O Insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s officers. Notwithstanding the foregoing, the Company shall have no obligation to maintain D&O Insurance if the Company determines in good faith that (i) such insurance is not reasonably available; (ii) the Company is to be acquired and a tail policy of reasonable terms and duration is purchased for pre-closing acts or omissions by Indemnitee; or (iii) the Company is to be acquired and D&O Insurance will be maintained by the acquirer that covers pre-closing acts and omissions by Indemnitee. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.

13.4 In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Company to bring suit to enforce such rights.

[1]	NTD: To be inserted if the Indemnitee is employed by CC Capital Partners, LLC or any of its affiliates (other than the Company and its subsidiaries) or otherwise entitled to indemnity or reimbursement from, or coverage under insurance purchased by, CC Capital Partners, LLC or any of its affiliates (other than the Company and its subsidiaries).

13.5 The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

13.6 If a determination is made that Indemnitee is not entitled to indemnification, after Indemnitee submits a written request therefor, under this Agreement, then in respect of any threatened, pending or completed Proceeding in which the Company is jointly liability with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which Proceeding arose and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other hand in connection with the events that resulted in such Expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses. The Company agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or any other method of allocation that does not take into account the foregoing equitable considerations. The determination as to the amount of the contribution, if any, shall be made by: (x) a court of competent jurisdiction upon the application of both Indemnitee and the Company (if the Proceeding had been brought in, and final determination had been rendered by such court), (y) the Board by a majority vote of a quorum consisting of Disinterested Directors, or (z) Independent Counsel, if a quorum is not obtainable for purpose of (y) above, or, even if obtainable, a quorum of Disinterested Directors so directs.

14. Duration of Agreement. This Agreement shall continue (a) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto), but in any event for at least ten (10) years, and (b) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his rights under this Agreement, even if, in either case, he may have ceased to serve as an officer of the Company at the time of any such Claim or proceeding. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, heirs, executors, personal representatives and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

16. Entire Agreement. This Agreement constitutes the entire agreement between the Company and Indemnitee with respect to the subject matter hereof and supersedes all prior agreements, understanding, negotiations and discussion, both written and oral, between the parties hereto with respect to such subject matter (the “Prior Agreements”); provided however that if this Agreement shall ever be held void or unenforceable for any reasons whatsoever, and is not reformed pursuant to Section 15 hereof, then (i) this Agreement shall not be deemed to have superseded any Prior Agreements, (ii) all of such Prior Agreements shall be deemed to be in full force and effect notwithstanding the execution of this Agreement, and (iii) Indemnitee shall be entitled to maximum indemnification benefits provided under any Prior Agreements, as well as those provided under applicable law, the Certificate of Incorporation or the Bylaws, a vote of stockholders or resolution of directors.

17. Exception to Right of Indemnification or Advancement of Expenses.

17.1 Except as provided in Section 11.5 Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by Indemnitee against the Company.

17.2 Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act or Company similar successor statute.

18. Covenant Not to Sue; Limitation ofActions; Release of Claims. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company (or any of its subsidiaries) against Indemnitee, Indemnitee’s spouse, heirs, executors, personal representatives or administrators after the expiration of two (2) years from the date of accrual of such cause of action and any claim or cause of action of the Company (or any of its subsidiaries) shall be extinguished and deemed released unless asserted by the filing of a legal action within such two (2) year period; provided, however, that if any shorter period of limitation is otherwise applicable to any such cause of action, such shorter period shall govern.

19. Identical Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

20. Headings. The headings of Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

22. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating any Claim or matter which may be subject to indemnification or advancement of Expenses. The failure to notify the Company on a timely basis shall not constitute a waiver of Indemnitee’s rights under this Agreement, except to the extent that such failure or delay (i) causes the amounts paid or to be paid by the Company to be greater than they otherwise would have been, (ii) adversely affects the Company’s ability to obtain for itself or Indemnitee coverage or proceeds under any insurance policy available to the Company or Indemnitee, or (iii) otherwise results in material prejudice to the Company.

23. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

If to Indemnitee:	[_________]
[_________]

If to the Company:	ReserveOne Holdings, Inc.
c/o CC Capital Partners, LLC
200 Park Avenue 58th Fl.
New York, NY 10166
Attn: Jaime Leverton, Chief Executive Officer

or to such other address or such other person as Indemnitee or the Company shall designate in writing in accordance with this Section, except that notices regarding changes in notices shall be effective only upon receipt.

24. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in that state without giving effect to the principles of conflicts of laws. The Company and Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of New York and the federal courts within the State for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agrees that any action instituted under this Agreement shall be brought only in the United States District Court for the Southern District of New York and any New York State court within that District.

25. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that, in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future in certain circumstances to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court for a determination of the Company’s right under public policy to indemnify Indemnitee.

26. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:

RESERVEONE HOLDINGS, INC.

By:
	Name:	Jaime Leverton
	Title:	Chief Executive Officer

INDEMNITEE:

By:
Name:

[Signature Page to Indemnification Agreement]